SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 17, 2014

One Horizon Group, Inc.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-10822	46-3561419
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Weststrasse 1, Baar, Switzerland, CH6340
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

011 41 41 760 5820
 (ISSUER TELEPHONE NUMBER)

Copies to:

Hunter Taubman Weiss LLP
130 w. 42nd Street, Suite 1050
 New York, NY 10036
Tel: 212-732-7184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 –Other Events

Item 8.01 Other Events

On February 17, 2014, the Board of Directors of One Horizon Group, Inc. (the “Company” or “One Horizon”), adopted Amended and Restated Compensation Committee Charter (“Charter”) to specify the authorities and responsibilities of Compensation Committee as required by Rule 10C-1(b)(2), (3) and (4)(i)-(vi) under the Securities Exchange Act of 1934.

Pursuant to the Charter, the Compensation Committee of the Company has, among others, the authorities and responsibilities to review and approve the compensation of the chief executive officer and other executive officers; to consider Say on Pay Vote required by Section 14A of the Act when determining executive compensation; to select, retain, and obtain advice from a compensation consultant, legal counsel or other adviser; and to obtain appropriate funding from the Company to compensate such compensation consultant, legal counsel or any other adviser retained by the Compensation Committee.

The foregoing description of the Charter is only a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to such document. A copy of the Charter is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Section 9 –Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Amended and Restated Compensation Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: February 17, 2014	By:	/s/ Martin Ward
Martin Ward
Chief Financial Officer